UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 22, 2013

CSP Inc.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	000-10843	04-2441294
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

43 Manning Road Billerica, Massachusetts		01821-3901
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (978) 663-7598

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    Appointment of 3 New Directors

On July 22, 2013 the Company's Board of Directors appointed Raymond Charles Blackmon, Robert Bunnett and Marilyn T. Smith to its board of directors, effective immediately. With the additions of the three new directors, the company replaces former director Christopher J. Hall, who resigned on April 3, 2013, and temporarily expands the board to seven members until February of 2014 when directors Robert M. Williams and J. David Lyons will be required to retire in compliance with the company's age 75 retirement policy. The terms of the three new directors end on the date of the Company's 2014 Annual Meeting of Shareholders. Mr. Blackmon will serve on the Audit and Investment Committees, Mr Bunnett will serve on the Nominating Committee and Ms. Smith will serve on the Compensation and Nominating Committees.

Each of the new directors is “independent” within the meaning of Nasdaq Rule 5605(a)(2). There was no arrangement or understanding between any of the new directors and any other person, pursuant to which the director was selected as a director. There were no transactions since the beginning of the Company's current fiscal year, and no currently proposed transaction, to which the Company would be a party, any new director had or will have a direct or indirect material interest, and which are of the type described in Regulation S-K, Item 404(a).

The three new directors will receive the same compensation as is paid to other non-employee directors of the Company as described in the section entitled “2012 Compensation of Non-Employee Directors” in the Company’s Proxy Statement filed with the Securities and Exchange Commission on January 29, 2013, which description is incorporated by reference herein. The annual cash retainers to be paid to the three new directors for the remainder of fiscal year 2013 will be prorated to reflect their appointments on July 22, 2013. Annual restricted stock grants were made to directors on February13, 2013 and May 9, 2013, the days following the Company’s 2013 Annual Meeting of Stockholders and the Company's 2nd quarter financial results press release, respectively. Since the three new directors were not serving as directors at that time, they will each be granted an award of 1,250 shares of restricted CSPI common stock, at an award date to be determined, in lieu of the share awards described in the Company's Proxy statement referred to above.

Item 7.01.    Regulation FD Disclosure.

On July 22, 2013, the Company issued a press release announcing the appointments of the three new directors. A copy of the press release is filed as Exhibit 99 to this Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

(d)    The following exhibit is furnished (not filed) with this Report.

99.1    News release of CSP Inc. dated July 22, 2013 announcing the appointments of the three new directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSP, INC.

Date: July 23, 2013	By:	/s/ Gary W. Levine
	Name:	Gary W. Levine
	Title:	Chief Financial Officer

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